Exhibit 23.4

Our reference: YYS/250026

BY EMAIL

June 13, 2025

CYTOMED THERAPEUTICS LIMITED

1 Commonwealth Lane

#08-22, Singapore 149544

Dear Sirs,

LETTER OF CONSENT

1.	We, Messrs Zi Li & Partners, hereby consent to the references to our firm under the mentions of “Malaysia counsel or ZLP” in connection with the registration statement on Form F-3 of CytoMed Therapeutics Limited (the “Company”), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

2.	Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

3.	In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Zi Li & Partners
Zi Li & Partners